                                                                    EXHIBIT (14)




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the references to our firm in the Registration Statement on Form N-14 of Firsthand Funds and to the use of our report dated January 18, 2002 on the financial statements and financial highlights of the Firsthand Funds, comprising Technology Value Fund, Technology Leaders Fund, Technology Innovators Fund, The Communications Fund, The e-Commerce Fund, and Global Technology Fund. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement.


                                                    /s/ Tait, Weller & Baker
                                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 5, 2002